Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information” in the Statement of Additional Information, each dated November 1, 2024, and each included in this Post-Effective Amendment No. 80 to the Registration Statement (Form N-1A, File No. 333-255575) of WisdomTree Digital Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 29, 2024, with respect to the financial statements and financial highlights of WisdomTree Short-Duration Income Digital Fund, WisdomTree Siegel Global Equity Digital Fund, WisdomTree Siegel Longevity Digital Fund, WisdomTree Siegel Moderate Digital Fund, WisdomTree 500 Digital Fund, WisdomTree Technology and Innovation 100 Digital Fund, WisdomTree 3-7 Year Treasury Digital Fund, WisdomTree 7-10 Year Treasury Digital Fund, WisdomTree Floating Rate Treasury Digital Fund, WisdomTree Long-Term Treasury Digital Fund, WisdomTree Short-Term Treasury Digital Fund, WisdomTree TIPS Digital Fund, and WisdomTree Government Money Market Digital Fund (the thirteen funds comprising WisdomTree Digital Trust) included in the Annual Report to Shareholders (Form N-CSR) for the periods ended June 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 28, 2024